UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 9, 2025

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1510 Main Street
Shoemakersville, PA 19555

(Address of Principal Executive
Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990
Former Name or Former Address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On June 9, 2025, the board of directors (the “Board”) of Hydrofarm Holdings Group, Inc. (the “Company”) elected B. John Lindeman to serve as a member of the Board, to fill the vacancy left by Mr. Richard D. Moss following his resignation immediately prior to the 2025 annual meeting of stockholders (the “Annual Meeting”). There is no arrangement or understanding between Mr. Lindeman and any other person, other than the Company, pursuant to which he was appointed as a director. As the Chief Executive Officer of the Company, Mr. Lindeman will not receive any compensation for his service on the Board. Further, Mr. Lindeman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 5.03 Amendments to Articles of Incorporations or Bylaws; Change in Fiscal Year.
On June 9, 2025, the Company filed Certificates of Retirement and Elimination to its Amended and Restated Certificate of Incorporation, as amended (the “Charter”), with the Secretary of State of the State of Delaware, (i) retiring 7,725,045 shares of Series A Preferred Stock of the Company (“Series A Preferred Stock”) which were converted into shares of the Company’s common stock, par value $0.0001 per share in connection with the Company’s initial public offering of its common stock; (ii) reducing the number of authorized shares of Series A Preferred Stock to 7,274,955 shares; and (iii) eliminating from the Charter all references to the Series A Preferred Stock set forth in the Company’s Certificate of Designation with respect to its Series A Preferred Stock. The Certificates of Retirement and Elimination each became effective on June 9, 2025.
The foregoing summary of the Certificates of Retirement and Elimination is qualified in its entirety by the full text of the Certificates of Retirement and Elimination, copies of which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Stockholders.
On June 9, 2025, the Company held its Annual Meeting via live webcast on the Internet. Of the 4,649,918 shares of common stock issued and outstanding and eligible to vote as of the record date of April 10, 2025, a quorum of 2,365,585 shares, or 50.87% of the eligible shares, was present at the Annual Meeting or represented by proxy.
The following actions were taken at the Annual Meeting:
1.The following nominees were reelected to serve on the Board as Class II Directors until the 2028 annual meeting of stockholders, based on the following votes:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Melisa Denis	1,820,816	45,201	499,568
Renah Persofsky	1,711,702	154,315	499,568
2.The compensation of the Company’s named executive officers was approved on an advisory basis, based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,801,845	53,550	10,622	499,568
3.The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified, based on the following votes:

FOR	AGAINST	ABSTAIN
2,339,945	19,688	5,952

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Retirement of Series A Preferred Stock of Hydrofarm Holdings Group, Inc.
3.2	Certificate of Elimination of Series A Preferred Stock of Hydrofarm Holdings Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: June 13, 2025	By:	/s/ B. John Lindeman
		Name:	B. John Lindeman
		Title:	Chief Executive Officer
(Principal Executive Officer)